Exhibit 23.4
                   Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55502) pertaining to the IQ Software Corporation Stock Option Plan, the Registration Statement (Form
S-8 No. 33-86630) pertaining to the IQ Software Corporation 1993 Employee Stock Option Plan, and the Registration Statement (Form S-8 No. 33-86622) pertaining to the IQ Software Corporation Non-Employee Directors Stock Option Plan of our report dated February 28, 1997, with respect to the consolidated financial statements and schedule of IQ Software Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 1997.

                                                 ERNST & YOUNG LLP



Atlanta,Georgia
April 25, 1997